EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2005, relating to the financial statements of Freeport LNG Development, L.P., which appears on page 108 in Cheniere Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the Securities and Exchange Commission on March 10, 2005, as amended by Amendment No. 1 thereto.

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

August 4, 2005

Phoenix, Arizona